Exhibit 10.6

SECOND AMENDMENT TO PARTICIPATION AGREEMENT

This SECOND AMENDMENT TO PARTICIPATION AGREEMENT (“Second Amendment”) is made as of this 22 day of November, 2013, by and among Cleveland BioLabs, Inc., a Delaware corporation (“CBL”) and BioProcess Capital Partners, LLC, a management company of the venture fund BioProcess Capital Ventures formed under the laws of the Russian Federation (“BCP”).

RECITALS

A. CBL and BCP entered into that certain Participation Agreement dated December 30, 2009 (the “Participation Agreement”) regarding the formation, capitalization and governance of lncuron, LLC, a limited liability company organized under the laws of the Russian Federation (the “Company”).

B. CBL and BCP entered into that certain First Amendment to Participation Agreement dated April 13, 2010 regarding the terms of contributions to be made to the Company.

C. CBL has entered into a Loan and Security Agreement (the “Loan”), dated September 30, 2013, with Hercules Technology II, L.P., a Delaware limited partnership (“Hercules”) pursuant to which CBL agreed to pledge certain collateral, including CBL’s participation interests in the Company, as security.

D. The parties desire to amend the Participation Agreement to allow for the pledge of participation interests as security.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, CBL and BCP hereby amend the Participation Agreement as follows:

1. Definitions. All capitalized terms not defined herein shall have the meanings set forth in the Participation Agreement.

2. Definition of “Transfer” or “Transferring”. The definition of “Transfer” or “Transferring” in Section 1. DEFINITIONS, is hereby amended and restated as follows:

“Transfer” or “Transferring” means, subject to the following sentence, any sale, assignment, disposition, transfer (including, without limitation, a transfer by will or intestate distribution) or gift. “Transfer” or “Transferring” shall not include any Participant’s grant of a security interest in and/or pledge of their Participation Interests to a third party in accordance with the applicable laws.

3. Effect of Amendment. Except for the amendments set forth herein, all other provisions of the Participation Agreement shall be unaffected and shall remain in full force and effect.

4. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment, provided that it shall be followed-up by an original of such counterpart signature within five (5) business days thereafter.

5. Language. This Second Amendment has been made in Russian and English language. In the event of a conflict or inconsistency between the English and Russian versions of the agreement, the English version shall prevail.

[Signatures Follow]

IN WITNESS WHEREOF, the Company and the Participants have executed this Second Amendment as of the date first written above.

COMPANY: INCURON, LLC
By:	/s/ Andrey Leonov
Name:	Andrey Leonov, Ph.D.
Title:	Chief Executive Officer

PARTICIPANTS: CLEVELAND BIOLABS, INC.
By:	/s/ Yakov Kogan
Name:	Yakov Kogan, Ph.D., MBA
Title:	Chief Executive Officer

BIOPROCESS CAPITAL PARTNERS
By	/s/ Vladimir Tezov
Name:	Vladimir Tezov
Title:	Chief Executive Officer

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